Exhibit 5.2

[LETTERHEAD OF VENABLE LLP]

November 18, 2015

OUTFRONT Media Inc.

405 Lexington Avenue, 17th Floor

New York, New York 10174

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as Maryland counsel to OUTFRONT Media Inc., a Maryland corporation (the “Company”), and Outdoor Inc., a Maryland corporation (“Outdoor”), in connection with certain matters of Maryland law arising out of the filing of the above-referenced registration statement, and all amendments thereto (collectively, the “Registration Statement”), by the Company, Outdoor, Outfront Media Capital LLC, a Delaware limited liability company (“Finance LLC”), Outfront Media Capital Corporation, a Delaware corporation (“Finance Corp.” and, together with Finance LLC, the “Issuers”), and certain other parties listed on Schedule A thereto, with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the proposed issuance and offer to exchange up to $100,000,000 in aggregate principal amount of the Issuers’ new 5.625% Senior Notes due 2024 (the “Exchange Securities”) for a like aggregate principal amount of outstanding 5.625% Senior Notes due 2024 (the “Original Securities”), and the guarantees by the Company and Outdoor (the “Exchange Securities Guarantee”) of the obligations of the Issuers under the Exchange Securities. The Exchange Securities and the Exchange Securities Guarantee are to be issued pursuant to the Indentures (as defined below).

In connection with our representation of the Company and Outdoor, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act, related to the offering and guarantee of the Exchange Securities;

2. The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

OUTFRONT Media Inc.

November 18, 2015

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. The charter of Outdoor, certified by the SDAT;

6. The Bylaws of Outdoor, certified as of the date hereof by an officer of Outdoor;

7. A certificate of the SDAT as to the good standing of Outdoor, dated as of a recent date;

8. Resolutions adopted by the Board of Directors of the Company relating to authorization of (a) the sale and issuance of the Original Securities, (b) the issuance of the Exchange Securities, (c) the guarantee of the Original Securities by the Company and (d) the Exchange Securities Guarantee, certified as of the date hereof by an officer of the Company;

9. Resolutions adopted by the Board of Directors of Outdoor relating to authorization of (a) the sale and issuance of the Original Securities, (b) the issuance of the Exchange Securities, (c) the guarantee of the Original Securities by Outdoor and (d) the Exchange Securities Guarantee, certified as of the date hereof by an officer of Outdoor;

10. The Indenture, dated as of January 31, 2014 (the “Existing Indenture”), by and among the Issuers, the Company, Outdoor, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”);

11. The Third Supplemental Indenture, dated as of March 30, 2015 (the “Supplemental Indenture” and, together with the Existing Indenture, the “Indentures”), by and among the Issuers, the Company, Outdoor, the other guarantors party thereto and the Trustee;

12. The Registration Rights Agreement, dated as of March 30, 2015, by and among the Issuers, the Company, Outdoor, the other guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers party thereto;

13. The Exchange Securities Guarantee by the Company and Outdoor contained in the Indentures;

14. A certificate executed by an officer of the Company and an officer of Outdoor, dated as of the date hereof; and

OUTFRONT Media Inc.

November 18, 2015

15. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company or Outdoor) is duly authorized to do so.

3. Each of the parties (other than the Company or Outdoor) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Exchange Securities, if and when issued, will have substantially identical terms as the Original Securities and will be issued in exchange therefor as contemplated by the Indentures and the Registration Statement.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the transactions covered by, and the issuance of, this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. Each of the Company and Outdoor is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

OUTFRONT Media Inc.

November 18, 2015

2. Each of the Company and Outdoor has the corporate power to enter into and perform its obligations under the Indentures and to enter into and perform its obligations under the Exchange Securities Guarantee.

3. The execution and delivery by the Company of the Indentures (including the Exchange Securities Guarantee set forth therein) have been duly authorized by all necessary corporate action on the part of the Company. The execution and delivery by Outdoor of the Indentures (including the Exchange Securities Guarantee set forth therein) have been duly authorized by all necessary corporate action on the part of Outdoor.

4. The Indentures have been duly executed and, so far as is known to us, delivered by each of the Company and Outdoor.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We note that the Indentures are governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP